                                                                (EXHIBIT 7.A)

               [SUTHERLAND, ASBILL & BRENNAN, L.L.P. LETTERHEAD]
        ATLANTA     *     AUSTIN     *     NEW YORK     *     WASHINGTON


1275 PENNSYLVANIA AVENUE, N.W.                               TEL: (202) 383-0100
WASHINGTON, D.C. 20004-2404                                  FAX: (202) 637-3593

                                 April 24, 1997

      STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet: sroth@sablaw.com


Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713


          RE: PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA PROVIDENTMUTUAL VARIABLE LIFE SEPARATE ACCOUNT
               (FILE NO. 333-10321)
               ---------------------------------------------------------

Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of post-effective amendment number 1 to the Form S-6 registration statement (File No. 333-10321) for the Providentmutual Variable Life Separate Account. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND, ASBILL & BRENNAN, L.L.P.

                                        By: /s/ STEPHEN E. ROTH
                                            ------------------------
                                            Stephen E. Roth